SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 30, 1999
                                                          --------------

                          TRIANGLE IMAGING GROUP, INC.,
                          -----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              FLORIDA              2-96392-A           59-2493183
              ---------------------------------------------------
         (STATE OR OTHER         (COMMISSION         (IRS EMPLOYER
         JURISDICTION OF          FILE NUMBER)      IDENTIFICATION NO.)
           FORMATION)


         1800 NW 49TH STREET, SUITE 100, FORT LAUDERDALE, FLORIDA 33309
         --------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 229-5100
                                                           --------------

                            -------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)


                            -------------------------

ITEM 5.  OTHER EVENTS

         On January 14, 1999, a hearing was held before the Circuit Court for Broward County, FL in a case brought by several shareholders of Triangle Imaging Group, Inc. (the "Company") individually and derivatively on behalf of the Company, and an order was entered by the Court on February 22, 1999 (the "Order"). The Order, among other things, required the parties to submit their dispute to non-binding mediation.

         On April 30, 1999, the Company attended the required mediation conference and entered into a settlement agreement (the "Agreement") with Vito
A. Bellezza, the Company's former Chief Executive Officer and Chairman of the Board of Directors, Judith Bellezza, Mr. Bellezza's wife and a former employee of the Company, Peter Bellezza, Mr. Bellezza's brother and a former director of the Company, and Franz Fideli, a former director of the Company.

         The Agreement includes a general release of all claims by the parties against all other parties and also (i) requires Messrs. Bellezza, Fideli and P. Bellezza to surrender for cancellation (a) an aggregate of 900,000 shares of the Company's Common Stock and (b) options to purchase an aggregate of 2,200,000 shares of the Company's Common Stock at exercise prices ranging from $.05 per share to $1.875 per share, (ii) grants the Company's Board of Directors the right to vote, subject to certain limitations, all shares of the Company's Common Stock owned by such individuals (presently believed to be 3,317,136 shares) in accordance with the majority vote of the other shareholders of the Company's Common Stock, and (iii) requires that the Company pay to Vito Bellezza and/or Judith Bellezza a total of $468,000 over a period of three (3) years and to provide them with health and dental insurance coverage. As a result of the execution and delivery of the Agreement, Mr. Bellezza and the other defendants in the lawsuit will not serve as officers or directors of the Company and will not otherwise be involved in the day-to-day activities of the Company in any capacity.

         It is expected that the Agreement will be superseded by a more comprehensive, definitive settlement agreement in the near future; provided however, that if such a definitive settlement agreement is not executed by the parties by May 26, 1999, the Agreement remains binding and enforceable in accordance with its terms. Any disputes arising from the drafting and negotiating of the definitive settlement agreement shall be resolved by the mediator.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                   TRIANGLE IMAGING GROUP, INC.



                                   By: /s/ HAROLD S. FISCHER
                                       -----------------------------------------
                                           Harold S. Fischer
                                           President


Dated:    May 4, 1999